UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2019

Zynex, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9555 Maroon Circle Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b 2 of the Securities Exchange Act of 1934 (§240.12b 2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 11, 2019, Zynex, Inc. (“Company”) entered into an Amendment to its Sublease Agreement (“Sublease”) with CSG Systems, Inc. (“Sublandlord”) for an additional 21,420 square feet of office space at its current headquarters location at Two Maroon Circle, located at 9555 Maroon Circle, Englewood, CO 80112. The term of sublease for the additional space begins on the later of the completion of the Expansion Work (as defined in the Sublease) or June 1, 2019 and runs through June 30, 2023, with an option to extend the term for an additional two years through June 30, 2025. During the first seven months of the Amendment to the Sublease, the rent per square foot is $10.00, increasing to $20.75 from January 1, 2020 through October 31, 2020. Annual periods beginning November 1, 2020, the price per square foot increases by an additional $1 per square foot. The Company is also obligated to pay its proportionate share of building operating expenses. The Company has an option to Sublease additional space in the event the Sublandlord seeks to sublet adjacent space in the building. The Amendment to the Sublease is subject to customary lease terms and conditions, including provisions relating to mandatory insurance and remedies upon default.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d)	Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
10.1	Third Amendment to the Sublease Agreement between Zynex, Inc. and CSG Systems, Inc.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date:	March 12, 2019	By:	/s/ Daniel J. Moorhead
Daniel J. Moorhead
Chief Financial Officer